Exhibit 23

Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-87750) of Smith & Wesson Holding Corporation of our report dated July 11, 2003 relating to the financial statements of the Smith & Wesson Holding Corporation 2001 Employee Stock Purchase Plan, which appears in this Form 11-K.

By:	/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP Hartford, Connecticut 7/29/2003

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